EXHIBIT 11

ROOM PLUS, INC.

Computation of Earnings per Common Share
(See Note 1 of Notes to Financial Statements)

                                                      Years Ended December 31
                                                      -----------------------
                                                      1998               1997
                                                      ----               ----
Basic/diluted loss per share
Net loss applicable to common stock                $(2,774,792)      $(1,900,051)
                                                   ===========       ===========

Total common shares and equivalent common shares     4,385,000         4,385,000
                                                   ===========       ===========

Basic/diluted loss per common share                $      (.63)      $      (.43)
                                                   ===========       ===========

Computation of dilutive loss per share would have an anti-dilutive effect.

SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOM PLUS, INC.


Date:     April 15, 1999          By: /s/ Ronald A.  Kaplan
                                      ----------------------
                                      Ronald A. Kaplan, Chief Executive Officer


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

           Signature and Title                            Date
           -------------------                            ----


By:        /s/ David A.  Belford                          April 15, 1999
           ----------------------
           Name:  David A. Belford
           Title: Chairman of the Board



By:        /s/ Ronald A.  Kaplan                          April 15, 1999
           ----------------------
           Name:  Ronald A. Kaplan
           Title: Chief Executive Officer, Director



By:        /s/ Marc Zucker                                April 15, 1999
           ----------------------
           Name:  Marc Zucker
           Title: President-Merchandising, Director



By:        /s/ Allan Socher                               April 15, 1999
           ----------------------
           Name:  Allan Socher
           Title: President-Advertising, Director



By:        /s/ Jay H. Goldberg                            April 15, 1999
           ----------------------
           Name:  Jay H. Goldberg
           Title: Chief Financial Officer and
                  Chief Accounting Officer